UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2011

Santa Lucia Bancorp
(Exact name of Registrant as specified in its charter)

California	000-51901	35-2267934
(State or other jurisdiction	(File number)	(I.R.S. Employer
of incorporation)		Identification No.)

7480 El Camino Real, Atascadero, CA		93422
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code  (805) 466-7087

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 24, 2011, Santa Lucia Bancorp (the “Company”)(OTCBB:SLBA.OB), Santa Lucia Bank (“SL Bank”), Carpenter Fund Manager GP, LLC (“Carpenter”), as General Partner of Carpenter Community BancFund, L.P. and Carpenter Community BancFund-A, L.P. (“Investors”), Mission Community Bancorp (“MC Bancorp”), and Mission Community Bank (“MC Bank”) entered into an Agreement and Plan of Merger (“Merger Agreement”) pursuant to which (a) a newly-formed subsidiary of the Investors will be merged with and into the Company, (b) MC Bancorp shall assume all of the obligations in connection with the trust preferred securities issued by the Santa Lucia Bancorp (CA) Capital Trust, and (c) SL Bank will thereafter be merged into MC Bank (the foregoing transaction shall collectively be referred to herein as the “Merger”).  The respective Boards of Directors of MC Bancorp, MC Bank, the Company, SL Bank, and Carpenter in its capacity as the general partner of the Investors have all approved the Merger.

Subject to the terms and conditions of the Merger Agreement, at the closing, the Company’s common stock shareholders will receive $0.35 in cash for each share of the Company’s common stock they own.  Additionally, as part of the consideration associated with the Merger, for aggregate consideration of $2.8 million, there will be a repurchase from the United States Department of the Treasury (“Treasury”) of the $4.0 million in preferred stock (“CPP Preferred Stock”) and warrant to purchase 38,869 shares of common stock at an exercise price of $15.43 per share issued by the Company to Treasury under the Capital Purchase Program (“CPP”), as well as all accrued and unpaid dividends (collectively, “CPP Obligations”).  Treasury has provided its written consent to such repurchase but the repurchase remains subject to completion of a definitive agreement.

 The Merger is subject to customary closing conditions, including the approval of the Company’s shareholders and banking regulators.  Once all approvals are received, the Merger is expected to close in the fourth quarter of 2011.

The Merger Agreement includes terms and conditions which affect the conduct of the Company’s business until the Merger is completed or the Merger Agreement is terminated.  Among other items, it generally requires the Company to carry on business in its ordinary course consistent with past practice and in accordance with sound banking practices, and to observe in all material respects its legal and contractual obligations.  The Merger Agreement generally restricts the ability of the Company to make material changes in any aspect of the conduct of its business without the prior consent of MC Bancorp, including significant capital expenditures, new material lines of business, the disposition of assets or incurring of obligations outside the ordinary course of business.  A copy of the Merger Agreement is attached as Exhibit 2.1, and the description herein is qualified by reference to the full text of the Merger Agreement.  A press release announcing the Merger is attached as Exhibit 99.1.

In connection with the Merger, the Company will file a proxy statement with the Securities and Exchange Commission concerning the Company’s special meeting of shareholders to approve the Merger Agreement and the Merger.  Investors and security holders are advised to read the proxy statement when it becomes available because it will contain important information about the proposed Merger.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at www.sec.gov.  Free copies of the proxy statement (when available) and other documents filed by the Company with the Securities and Exchange Commission may also be obtained by contacting Margaret Torres, Executive Vice President and Chief Financial Officer, Santa Lucia Bancorp, 7480 El Camino Real, Atascadero, California 93422.  Additionally, all forms filed with the SEC and additional shareholder information is available free of charge on the Company’s web-site: www.santaluciabank.com.  The Company posts these reports to its web-site as soon as reasonably practicable after filing.

Item 1.02.       TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On June 21, 2011, the Company and its wholly owned subsidiary, SL Bank terminated a number of benefit plans previously maintained for its Chief Executive Officer and directors as the Company continues to pursue cost savings.  The terminations were accomplished through certain Termination Agreements entered into with the Chief Executive Officer and directors, and included a termination of three separate categories of benefit plans: (1) salary continuation agreements for the Company’s current Chief Executive Officer and two former Chief Executive Officers that currently serve on the board, (2) director deferred fee agreements with the six present directors that never served as employees of the Company or Bank (the “Non-employee Directors”), and (3) director retirement agreements with the Non-employee Directors.  The termination of the salary continuation and director retirement agreements were made retroactive to December 31, 2010.  The termination of the directors deferred fee agreements  were made retroactive to April 30, 2011.  Each of the termination agreements provide for the payment of the respective accrued liability as of December 31, 2010, to the particular benefit plan participant.  The termination agreements all provide that payment to benefit plan participants of their accrued liability will occur between May 12, 2012 and April 13, 2013.  A copy of the form of each of the three types of termination agreements (including both types of form termination agreements concerning the salary continuation agreements), are attached to this 8-K as exhibits 10.1, 10.2, 10.3 and 10.4 and are incorporated herein by reference.

In addition, on June 24, 2011, in connection with the Merger and as a condition to the execution of Merger Agreement, SL Bank further modified its compensation arrangements previously maintained for its Chief Executive Officer and directors.  The additional modifications were accomplished through Benefit Termination and Release Agreements entered into with the Chief Executive Officer and directors, and included a termination of separate categories of benefit plans including the following: (1) split dollar agreements, (2) change in control agreements (3) employment agreement with the Chief Executive Officer, (4) salary continuation agreements, (5) director deferred fee agreements, and (6) director retirement agreements.  In connection with the foregoing termination agreements, on the closing of the Merger, each party thereto will receive a sum that represents a substantial discounted amount of the accrued liability due to each respective party under the foregoing arrangements.  A copy of the form Benefit Termination and Release Agreement is attached to this 8-K as exhibit 10.5 and is incorporated herein by reference.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.02 above for disclosure concerning the amendment of John C. Hansen’s Salary Continuation Agreements.  Mr. Hansen, the Company’s current Chief Executive Officer, has two separate Salary Continuation Agreements, both of which were terminated as disclosed above.  Additionally, see Item 1.02 above for disclosure concerning the termination of John C. Hansen’s employment agreement effective on the closing of the Merger.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01(d) - EXHIBITS

Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of June 24, 2011 among Carpenter, Investors, MC Bancorp, MC Bank, the Company and SL Bank.
10.1	Form termination agreement concerning salary continuation agreements
10.2	Form termination agreement concerning salary continuation agreements (version 2)
10.3	Form termination agreement concerning director deferred fee agreements
10.4	Form termination agreement concerning director retirement agreements
10.5	Form Benefit Termination and Release Agreement
99.1	Press Release announcing the Agreement and Plan of Merger — dated June 27, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2011	SANTA LUCIA BANCORP

	By:	/s/ JOHN C. HANSEN
John C. Hansen
	Its:	President & CEO
(Principal Executive Officer)